UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019 (January 11, 2019)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 387 Institute, West Virginia	25112
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 400-4006

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K filed by GlyEco, Inc. (the “Company”) on January 15, 2019 (the “Original Form 8-K”), which disclosed that on January 11, 2019, pursuant to an Asset Purchase Agreement, effective as of January 11, 2019, by and among Heritage-Crystal Clean, LLC (the “Purchaser”), the Company and certain subsidiaries of the Company listed therein, the Company completed the sale of its route antifreeze collection and re-distillation business to the Purchaser (the “Asset Sale”). This Form 8-K/A is being filed to provide the required pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K.

The Company’s unaudited pro forma consolidated financial information as of and for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are attached as Exhibit 99.1 to this Form 8-K/A. As the Company did not have operations for its industrial segment in 2016, the Company’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 has not been included. The Company’s unaudited pro forma consolidated financial information was derived from the Company’s historical consolidated financial statements and give effect to the Asset Sale. The Company’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2017 reflect the Company’s results as if the Asset Sale had occurred as of January 1, 2017. The Company’s unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018 reflect the Company’s results as if the Asset Sale had occurred as of January 1, 2018. The Company’s unaudited pro forma consolidated balance sheet as of September 30, 2018 reflects the Company’s financial position as if the Asset Sale had occurred on September 30, 2018.

The Company’s unaudited pro forma consolidated financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes.

The “Historical” column in the Company’s unaudited pro forma consolidated financial statements reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Asset Sale.

The “Sale of the Consumer Segment” column in the Company’s unaudited pro forma consolidated financial information reflects the financial results of the Company, adjusted to reflect assets and liabilities that were sold by the Company in connection with the Asset Sale and to exclude certain general corporate overhead expenses not specifically related to the Asset Sale. Such general corporate overhead expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of the Company’s continuing operations.

The Company’s unaudited pro forma consolidated financial information is not intended to be a complete presentation of the Company’s financial position or results of operations had the Asset Sale occurred as of and for the periods indicated. In addition, the Company’s unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Asset Sale been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Asset Sale and related transactions and agreements, that are factually supportable, and for purposes of the Company’s unaudited pro forma consolidated statements of operations, are expected to have a continuing impact on the Company.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by reference:

●	Unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018;

●	Unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2017;

●	Unaudited pro forma consolidated balance sheet at September 30, 2018; and

●	Notes to unaudited pro forma consolidated financial information.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Unaudited pro forma consolidated financial information of GlyEco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019

GlyEco, Inc.

By:	/s/ Richard Geib
Name:	Richard Geib
Title:	Chief Executive Officer